                                                                     EXHIBIT 3.6


THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                                                 August 14, 1996

                         OBJECTIVE COMMUNICATIONS, INC.

                         COMMON STOCK PURCHASE WARRANT


               WARRANT TO PURCHASE 67,500 SHARES OF COMMON STOCK

                            EXPIRING AUGUST 31, 2001

         THIS CERTIFIES THAT, for value received, Adelson Investment Company or its successors or assigns (collectively, the "Warrant Holder"), at any time and from time to time on any Business Day on or prior to 5:00 p.m., Pacific Time, on August 31, 2001 (the "Expiration Date") is entitled to subscribe for and purchase from Objective Communications, Inc., a Delaware corporation (the "Company"), 67,500 shares of Common Stock at a price per share equal to the Exercise Price; provided that the number of shares of Common Stock issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5.

         1.       Certain Definitions.

         The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "Closing Price" means, for any trading day with respect to each share of Common Stock, (a) the last reported sale price on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if no such reported sale taken place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (b) if such Common Stock shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (c) if such Common Stock shall not be quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or (d) if there is no public market for such Common Stock the fair market value of a share of such Common Stock as determined in good faith by the Board of Directors of the Company after consultation with an independent investment bank of national repute (whose report will be made available to the Warrant Holder prior to such determination of fair market value); provided that if clause (a),
(b), or (c) applies and no price is reported in The Wall Street Journal for any trading day, then the price reported in The Wall Street Journal for the most recent prior trading day shall be deemed to be the price reported for such trading day.

         "Commission" means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

         "Common Stock" means the Company's currently authorized common stock, $.01 par value, and stock of any other class or other consideration into which such currently authorized common stock may hereafter have been changed.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

         "Exercise Price" means $4.45 per share, as adjusted from time to time pursuant to Section 5.

         "Market Price" on any day means the unweighted average of the daily Closing Prices per share of Common Stock for the 20 consecutive trading days prior to such date; provided that for purposes of the application of Section 5(b) to a Common Stock Distribution pursuant to a public offering registered under the Securities Act, "Market Price" means the Closing Price per share of Common Stock for the trading day preceding the effective date of the registration statement with respect to such public offering.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Registrable Securities" means any Warrant Shares until (a) a registration statement under the Securities Act covering such Warrant Shares shall have been declared effective by the Commission and such Warrant Shares shall have been disposed of pursuant to such effective registration statement,
(b) such Warrant Shares shall have been sold under circumstances in which all of the conditions of Rule 144 (or any similar provisions then in force) under the Securities Act were met or such Warrant Shares may be sold pursuant to Rule 144(k), or (c) such Warrant Shares shall have been otherwise transferred, the Company shall have delivered one or more certificates or other evidence of ownership of such Warrant Shares not bearing the legend required pursuant





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to Section 2 and such Warrant Shares may be resold without subsequent registration under the Securities Act.

         "Securities Act" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

         "Warrant Shares" means the 67,500 shares of Common Stock issued or issuable upon exercise of this Warrant, as adjusted from time to time pursuant to Section 5.

         2.      Exercise of Warrant.

         The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company a duly executed notice (a "Notice of Exercise") in the form of Annex A hereto and by payment to the Company of the Exercise Price per Warrant Share, at the election of the Warrant Holder, either
(a) by wire transfer of immediately available funds to the account of the Company in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant in being exercised or (b) by receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this warrant is being exercised.

         As soon as practicable but not later than five Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, a certificate or certificates representing the number of shares of Common Stock specified in such Notice of Exercise, issued in the name of the Warrant Holder or in such other name or names of any Person or Persons designated in such Notice of Exercise. This Warrant shall be deemed to have been exercised and such share certificate or certificates shall be deemed to have been issued, and such Warrant Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of shares of Common Stock, as of the date that such Notice of Exercise and payment shall have been received by the Company.

         The Warrant Holder shall surrender this Warrant Certificate to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant Certificate for the unexercised section of the Warrant, but in all other respects identical to this Warrant Certificate.





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         Each certificate for Warrant Shares issued upon exercise of this
Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend:

                 THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Warrant Shares are registered under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate (who may be an employee of such holder), which counsel and opinion shall be reasonably acceptable to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

         The Company shall not be required to issue fractions of shares of Common Stock upon an exercise of the Warrant. If any fraction of a share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional share, the Company shall pay to the Warrant Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise.

         The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrant Certificates, except that if the certificates for the Warrant Shares or the new Warrant Certificates are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.

         3.      Investment Representation.

         By accepting the Warrant, the Warrant Holder represents that it is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.





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         4.      Validity of Warrant and Issuance of Shares.

         The Company represents and warrants that this Warrant has been duly authorized and in validly issued.

         The Company further represents and warrants that on that date hereof it in duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of shares of Common Stock as will be sufficient to permit the exercise in full of the Warrant, and that all such shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

         5.      Antidilution Provisions.

         The Exercise Price in effect at any time, and the number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:

                 (a) Common Stock Reorganization. If the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, by way of stock split, stock dividend or otherwise, or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being herein called a "Common Stock Reorganization"), then (i) the Exercise Price shall be adjusted, effective immediately after the effective date of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (ii) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before giving effect to such Common Stock Reorganization.

                 (b)      Common Stock Distribution.

                          (i)     If the Company shall issue, sell or otherwise
distribute any shares of Common Stock, other than pursuant to a Common Stock Reorganization (which is governed by Section 5(a)) (any such event, including any event described in paragraphs (ii) and (iii) below, being herein called a "Common Stock Distribution"), for a consideration per share less than (x) the Market Price immediately prior to such Common Stock Distribution or (y) the Exercise Price then in effect, then, effective upon such Common Stock Distribution, the Exercise Price shall be





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reduced to a price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by the higher of such Market Price and the, Exercise Price, plus (B) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (1) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution multiplied by (2) the higher of such Market Price and the Exercise Price.

         If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this Section 5(b), including by operation of paragraph (ii) or (iii) below, then, effective at the time such adjustment is made, the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such event and the denominator of which shall be the Exercise Price as adjusted in accordance with this Section 5(b). In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

         The provisions of this Section 5(b), including by operation of paragraph (ii) or (iii) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

                          (ii)    If the Company shall issue, sell, distribute
or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable or exercisable prior to the Expiration Date, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (x) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such options) shall be less than (A) the Market Price immediately prior to the granting of such Options or (B) the Exercise Price, then, for purposes of Section 5(b)(i), the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be





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outstanding and the Company shall be deemed to have received as consideration of such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

                          (iii)   If the Company shall issue, sell or otherwise
distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable or exercisable prior to the Expiration Date, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than (A) the Market Price immediately prior to such issuance, sale or distribution or (B) the Exercise Price, then, for purposes of Section 5(b)(i), the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise in paragraph (iv) below, no additional adjustment of the Exercise, Price shall be made upon the actual conversion or exchange of such Convertible Securities.

                          (iv)    If (x) the purchase price provided for in any
Option referred to in Section 5(b)(ii) or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 5(b)(ii) or 5(b)(iii) or the rate at which any Convertible Securities referred to in Sections 5(b)(ii) or 5(b)(iii) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by any reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 5), or (y) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (x) of this paragraph (iv)) or had such adjustment not been made (in the case of any event referred to in clause (y) of this paragraph (iv)).

                          (v)     If the Company shall pay a dividend or make
any other distribution upon any capital stock of the Company payable in Common Stock, Options or Convertible Securities, other than pursuant to a Common Stock Reorganization (which is governed by Section 5(a)), then, for purposes of this
Section 5(b), such Common Stock, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.





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
                          (vi)    If any shares of Common Stock, Options or
Convertible Securities shall be issued, sold or distributed for cash, the consideration received thereof shall be deemed to be the amount received by the Company therefor without any deduction therefrom of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, without any deduction of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be, at the time of the merger as determined in good faith by the Board of Directors of the Company.
If any Options shall be issued in connection with the issuance and sale, of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                 (c) Special Dividends. If the Company shall issue or distribute to any holder or holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding (i) a Common Stock Reorganization, (ii) a Common Stock Distribution, (iii) quarterly cash dividends paid in the ordinary course of business, or (iv) any purchase, redemption or other acquisition by the Company of shares of Common Stock owned by any individual shareholder owning fewer than 100 shares), whether or not accompanied by a purchase, redemption or other acquisition of shares of Common Stock (any such nonexcluded event being herein called a "Special Dividend"), the (x) the Exercise Price shall be decreased, effective immediately after the effective date of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Market Price immediately prior to such effective date less any cash and the then fair market value, as determined in good faith by the Board of Directors of the Company, of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and the denominator of which shall be the Market Price immediately prior to such effective date, and (y) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed to be a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock an part of such reclassification, a Common Stock Reorganization.

                 (d) Capital Reorganization. If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger of which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any recapitalization of the Company (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Warrant holder shall no longer have the right to purchase Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Warrant Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if the Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to each Warrant Holder an agreement as to the Warrant Holder's rights in accordance with this
Section 5(d), providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(d) shall similarly apply to successive Capital Reorganizations.

                 (e)      Adjustment Rules.

                          (i)     Any adjustments pursuant to this Section 5
shall be made successively whenever any event referred to herein shall occur, except that, notwithstanding any other provision of this Section 5, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrant Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.

                          (ii)    No adjustments shall be made pursuant to this
Section 5 in respect of (x) the issuance of Warrant Shares upon exercise of the Warrant or (y) the issuance, sale or grant before or after the date hereof by the Company to any director, officer or employee of the Company or any Affiliate of the Company of any Common Stock or of any option, bonus or other award exercisable into Common Stock approved by the Board of Directors of the Company or any duly authorized committee thereof; provided that the aggregate amount of all such Common Stock and Common Stock for which such options, bonuses and other awards are exercisable does not exceed [5]% of the Common Stock outstanding on the date hereof.

                          (iii)   If the Company shall take a record of the
holders of its Common Stock for any purpose referred to in this Section 5, then
(x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made, pursuant to this Section 5 in respect of such action.

                 (f) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Warrant Holder is entitled to receive upon exercise of the Warrant.

                 (g) Notice of Adjustment. Not less than 10 days prior to the record date or effective date, an the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this
Section 5, the Company shall give notice to each Warrant Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to each Warrant Holder of such adjustment and computation an soon an reasonably practicable after such adjustment becomes determinable.

         6.      Registration of Warrant Shares.

         Neither the Warrant nor the Warrant Shares have bass-registered with the Commission under the Securities Act or qualified for sale pursuant to any state blue sky law, and neither may be sold or transferred without such registration or qualification, except pursuant to an exemption therefrom. No rights shall be hereby granted which are in violation of applicable securities laws or regulations.

                 (a)      Demand Registration.

                          (i)     At any time upon delivery to the Company by
the holder or holders of at least 50% of all Warrants and Warrant Shares (such percentage determined by aggregating the number of Warrant Shares for which all outstanding Warrants are then exercisable and the number of Warrant Shares then outstanding) (the "Initiating Holders") of a written request (a "Registration Request") that the Company effect a registration under the Securities Act of Registrable Securities, which Registration Request shall specify the number of shares of Registrable Securities proposed to be sold (which number of shares for each such Initiating Holder must be at least 10,000 (when taken together with any other shares of Common Stock as to which such Initiating Holder or any of its Affiliates are at that time requesting such a registration pursuant to any other registration rights which now have or hereafter may be granted to them by the Company) and for all such Initiating Holders must have an aggregate value, based on the Market Price on the date of the Registration Request, at least equal to $1,000,000 (when taken together with any other shares of Common Stock as to which such Initiating Holder or any of its Affiliates are at that time requesting such a registration pursuant to any other registration rights which now have





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
or hereafter may be granted to them by the Company)) and the intended method of disposition thereof, the Company will

                                  (x) promptly give written notice of such
Registration Request to all other holders of Warrants and to all other holders of Registrable Securities, which holders shall be entitled to join such Registration Request by delivering to the Company within 5 Business Days a notice specifying the number of shares of Registrable Securities proposed to be sold (which number of shares must be at least 5,000 for each such holder) and the intended method of disposition thereof, in which case the term "Initiating Holders" shall include such other holders and the Registration Request shall be deemed to cover such holders and such number of shares of Registrable Securities proposed to be sold by such holders; and

                                  (y) will use its best efforts to effect, as
expeditiously as possible, the registration of all Registrable Securities covered by such Registration Request;

provided that (A) the Company shall not be obligated to effect a registration of Registrable Securities pursuant to this Section 6(a) on more than two occasions and (B) notwithstanding any provision to the contrary herein, the Company may delay the filing of a registration statement for such Registrable Securities for a period of up to 45 days, measured from the date that the Company receives the applicable Registration Request, by furnishing to each Initiating Holder a certified resolution of the Board of Directors of the Company or the Executive Committee thereof stating that in the good faith judgment of the Board or the Executive Committee, as the case may be, it would be detrimental or otherwise disadvantageous to the Company or its shareholders for such a registration statement to be filed as expeditiously as possible. If the Company furnishes such a certified resolution, the Initiating Holders may, in their discretion, elect to relieve the Company of its obligation to proceed to effect the requested registration of the Registrable Securities upon the
expiration of the 45-day period by withdrawing their Registration Request.   A
Registration Request withdrawn pursuant to the previous sentence shall not be counted as a Registration Request.

                          (ii)    If the Initiating Holders so elect, the
offering of the Registrable Securities to be registered following a Registration Request shall be in the form of an underwritten offering, in which case (x) the Initiating Holders and the Company shall mutually agree upon and select the managing underwriters and any additional investment bankers and managers to be used in connection with the offering; provided that if the Initiating Holders and the Company cannot mutually agree, the Initiating Holders will be entitled to select the managing underwriters and additional investment bankers, but the managing underwriters and additional investment bankers so selected must be reasonably satisfactory to the Company, (y) the right of any Initiating Holder to cause the Company to register its Registrable Securities pursuant to this Section 6(a) shall be conditioned upon the inclusion of such Initiating Holder's Registrable Securities in the underwriting (unless other mutually agreed by such Initiating Holder and a majority in interest of all Initiating Holders) to the extent provided herein and (z) all Initiating Holders proposing to include their Registrable Securities in the registration and underwritten offering shall enter into an underwriting agreement in customary form with the representative(s) of the underwriters for such underwritten offering.

                          (iii)   Any registration statement filed pursuant to
a Registration Request may include other securities of the Company being sold for the account of the Company or for the account of any other holders. If the representative(s) of the underwriters for an offering which includes any such other securities advises the Company that marketing factors require a limitation on the amount of securities to be underwritten, the amount of securities that shall be entitled to be included in the registration and underwriting shall be allocated first to the Registrable Securities and second to securities being sold for the account of the Company or for the account of any other holders (as the Company and such other holders may agree).

                          (iv)    In lieu of registering the Registrable
Securities proposed to be sold pursuant to a Registration Request, the Company shall have the right, exercisable by the delivery of a written notice to the Initiating Holders within, 10 Business Days after the Company receives the applicable Registration Request, to purchase all but not part of the Registrable Securities proposed to be sold in such Registration Request for cash at a price per share equal to the Market Price on the date of such Registration Request. Upon delivery by the Company of such written notice, the Company and the Initiating Holders shall be legally obligated to consulate the purchase contemplated hereby within 30 days after the Company delivers its written notice, which period may be extended only with the consent of the Company and each Initiating Holder. Without limiting the rights of the Initiating Holders to pursue all other legal and equitable remedies, if the Company shall fail to consummate the purchase within the requisite time period, the Company shall remain obligated to effect a registration of such Registrable Securities pursuant to this Section 6(a).

                 (b)      Piggyback Registration.

                          (i)     If the Company at any time proposes to file a
registration statement under the Securities Act with respect to an offering of shares of Common Stock for cash (x) for the Company's own account (other than registration statement on Form S-4 or S-8 (or any successor or similar form that may be adopted by the Commission)) or (y) for the account of any holders of shares of Common Stock other than Warrant Shares, then the Company at each such time shall give prompt written notice of such proposed filing to each Warrant Holder and to each holder of Registrable Securities (but in no event less then 10 Business Days before the anticipated filing date), and such notice shall offer each Warrant Holder and each holder of Registrable Securities the opportunity to register such number of Registrable Securities as the Warrant Holder or holder of Registrable Securities may request, by notice to the Company within 5 Business Days, on the same terms and conditions as the other shares of Common Stock to be included in such offering.

                          (ii)    If the registration of which the Company
gives notice pursuant to this Section 6(b) is for an underwritten public offering, (x) the notice provided by the Company shall so state, (y) the right of any holder of Registrable Securities to cause the Company to register such holders' Registrable Securities pursuant to this Section 6(b) shall be conditioned upon the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein and (z) all holders of Registrable Securities proposing to include their Registrable Securities in the registration shall enter into an underwriting agreement in customary form for such an underwritten offering with the representative(s) of the underwriters selected by the Company. The Company shall have no obligation to consult with or obtain the consent of any Warrant Holder or any holder of Registrable Securities in selecting any underwriters or investment bankers for an offering registered pursuant to this Section 6(b).

                          (iii)   Notwithstanding any other provision of this
Section 6(b), if an offering for which the Company gives notice pursuant to
Section 6(b)(i) is to be underwritten and the representative(s) of the underwriters for the offering advises the Company that marketing factors require a limitation on the amount of securities to be underwritten, (x) the Company shall so advise all holders of Registrable Securities requesting registration pursuant to this Section 6(b) and (y) the amount of Registrable Securities requested to be offered may be excluded or reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such representative(s) of the underwriters; provided that the amount of securities entitled to be included in the registration and underwriting shall be allocated first to securities being sold for the Company's own account and second to the Registrable Securities and to any securities being offered for the account of any other holders (with the proposed amount of each of such Registrable Securities and such other holders, securities being reduced in the same proportion).

                          (iv)    The Company may withdraw its notice of
proposed registration given pursuant to Section 6(b)(i) at any time by giving written notice to each Warrant Holder and each holder of Registrable Securities, whereupon the Company shall not be required to cause such proposed registration to be affected.

                 (c) Registration Procedures. Upon receipt of a request for registration of Registrable Securities pursuant to Section 6(a) or 6(b), the Company will thereupon use its best efforts to effect the registration of the Registrable Securities that are the subject of such request as expeditiously as possible, subject to the provisions of 6(a) or 6(b), as the case may be and in connection therewith:

                          (i)     The Company will an expeditiously an possible
prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof; the Company will include in such registration statement all information that any holder of such Registrable Securities (collectively, the "Selling Holders") shall reasonably request for the purpose of conforming such registration statement to the requirements of applicable law or of correcting any material misstatement or omission therein; and the Company will use its best efforts to cause such filed registration statement to become and remain effective until the securities covered by such registration statement are sold but not for more than 120 days;

                          (ii)    Prior to filing such registration statement
or any amendment or supplement thereto, the Company will furnish to the Selling Holders, their counsel and to each managing underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders, their counsel and to each managing underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) in the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders, their counsel or any managing underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

                          (iii)   After the filing of the registration
statement, the Company will promptly notify each Selling Holder of any stop order issued or, to the Company's Knowledge, threatened to be issued by the Commission and take all reasonable actions as soon as reasonably practicable to prevent the entry of such stop order or to remove it if entered.

                          (iv)    The Company will use its best efforts to
register or qualify the Registrable Securities to be offered by the Selling Holders for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as any Seller Holder shall reasonably request; provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

                          (v)     At any time when a prospectus relating to a
sale of Registrable Securities in required by law to be delivered in connection with sales by an underwriter or dealer, the Company will promptly notify each Selling Holder of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will promptly make available to each Selling Holder and to the underwriters any such supplement or amendment. The Warrant Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, the Warrant Holder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Warrant Holder and the underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Warrant Holder will deliver to the Company all copies, other than permanent file copies then in the Warrant Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the 120-day period during which such registration statement is required to be maintained effective as provided in
Section 6(c)(i) shall be extended by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to each Warrant Holder such supplemented or amended prospectus.

                          (vi)    The Company will enter into customary
agreements (including an underwriting agreement in customary form if the offering is to be underwritten) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

                          (vii)   The Company will furnish to each Selling
Holder and to each underwriter a signed counterpart, addressed to the Selling Holder or underwriter, of (x) an opinion or opinions of counsel to the Company and (y) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and reasonably satisfactory in form and substance to each Selling Holder and underwriter, and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as any Selling Holder or the managing underwriter or underwriters reasonably request.

                          (viii)  The Company will use its beat efforts to
comply with all applicable rules and regulations of the Commission, and will make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                          (ix)    The Company will use its best efforts to
cause all Registrable Securities registered pursuant to this Section 6 to be listed on each securities exchange on which securities issued by the Company of the same class as such Registrable Securities are then listed or to cause such Registrable Securities to be quoted on the NASDAQ National Market System it other securities issued by the Company of the same class are quoted thereon.

                          (x)     The Company will promptly notify each Selling
Holder and the managing underwriter or underwriters, if any, (A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) of any request by the Commission for any amendment or supplement to the registration statement or the prospectus or for additional information; and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws or any jurisdiction or the initiation or threat of any proceeding for such purpose.

                          (xi)    The Company will make available for
inspection by a representative of a Selling Holder, by any underwriter participating in any disposition pursuant to the registration and by any attorney or account retained by a Selling Holder or underwriters (each, an "Inspector") such financial and other records, pertinent corporate documents and properties of the Company as the Company may reasonably request (the "Records"), and the Company will cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration.

                          (xii)   The Company may require any Warrant Holder or
any Selling Holder to furnish in writing to the Company such information regarding the Warrant Holder or the Selling Holder, as the case may be, the plan of distribution of the Registrable Securities and other information as may be legally required as the Company may from time to time reasonably request in writing.

                          (xiii)  As a condition to the inclusion of
Registrable Securities owned by any Selling Holder in a registration pursuant to Sections 6(a) or 6(b), each such Selling Holder shall, if reasonably requested by the Company or by the representative(s) of the underwriters (if any) for such registered offering, agree to deliver to the Company and such representative(s) a legal opinion of such holder's counsel, covering such matters customarily requested of selling shareholders in connection with a public offering of shares as the Company or such representative(s) may reasonably request and in a form reasonably satisfactory to the Company or such representative(s), upon the closing of such offering.

                 (d) Registration Expenses. The entire costs and expenses of any registration and qualification pursuant to this Section 6 shall be borne by the Company. Such costs and expenses shall include (i) all costs and expenses incident to the preparation, printing and filing of the registration statement and all amendments and supplements thereto, including all reasonable word processing, duplicating and printing expenses, (ii) all registration and filing fees payable to the Commission or The National Association of Securities Dealers, Inc., (iii) all fees and expenses (including reasonable fees and expenses of counsel) of compliance with securities or blue sky laws, (iv) the fees and expenses of counsel for the Company, of its independent accountants and of any other experts retained by the Company, (v) the reasonable fees and expenses of one firm of counsel to represent the Selling Holder in connection with such registration and qualification, (vi) the cost of furnishing a reasonable number of copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the Registrable Securities, (vii) all necessary and appropriate messenger and delivery expenses and (viii) all fees and expenses incurred in connection with any listing of the Registrable Securities on any securities exchange or providing for the quotation of the Registrable Securities on the NASDAQ National Market System; provided that each Selling Holder shall pay any underwriting fees, discounts or commissions attributable to the sale of its Registrable Securities.

                 (e) Indemnification by the Company. In the event of any registration pursuant to Section 6(a) or 6(b) hereof, the Company agrees to indemnify and hold harmless each Selling Holder, its officers and directors, and each Person, if any, who controls any Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement of omission or alleged untrue statement or omission based upon information relating to the Selling Holder or the plan of distribution furnished in writing to the Company by the Selling Holder expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Selling Holder, its officers and directors, and each Person, if any, who controls any Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, if a copy of the most current prospectus at the time of the delivery of the Registrable Securities was not provided to the purchaser thereof and such current prospectus would have cured the defect giving rise to such lose, claim, damage or liability. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holder provided in this Section 6(e).

                 (f) Indemnification by the Selling Holder. Each Selling Holder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holder, but only with reference to information relating to such Selling Holder or the plan of distribution furnished in writing by the Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis an that of the indemnification of the Company provided in this
Section 6(f).

                 (g) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 6(e) or 6(f), such Person (the "Indemnified Party") shall promptly notify this Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any legal counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed an they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Parties shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent, or if there by a final judgment for the plaintiff, the indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                 (h) Contribution. If the indemnification provided for in this Section 6 in unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (x) in such proportion an is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other from the offering of the securities, including the Registrable Securities, or (y) if the allocation provided by clause (x) above is not permitted by applicable laws, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Holder or underwriter, as the case may be, on the other shall be deemed to be in the same respective proportions an the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses attributable to securities sold for the Company's, account) received by the Company from the offering of the Common Stock, including the Registrable Securities, bear to the gain realized by the Selling Holder or to the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company, the Selling Holder and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 6(h) were determined by pro rata allocation (even if the Selling Holder and underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by Indemnified Party in connection with investigating or defending any such action or claim.

         Notwithstanding the provisions of this Section 6, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Common Stock, including the Registrable Securities, underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by the Selling Holder exceeds the amount of any damages which the Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with a public offering registered pursuant to Section 6(a) or 6(b) hereof are in conflict with the foregoing provisions of this Section 6(h), the provisions in the underwriting agreement shall control.

                 (i) Termination of Registration Rights. The rights contained in this Section 6 to cause the Company to register any Registrable Securities shall terminate with respect to any holder of Warrants or Warrant Shares on the Expiration Date.

         7.      Transfer of Warrant.

         This Warrant in freely transferable, in whole or in part, to any Person; provided that no transfer shall be made that (a) transfers Warrants exercisable into fewer than 5,000 Warrant Shares, (b) transfers any Warrants to any Person primarily engaged in the business of manufacturing communications devices, (c) does not comply with all applicable federal and state securities laws or (d) would require registration or qualification of the Warrant pursuant to the Securities Act or any applicable state blue sky law; and provided further that the Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Annex B hereto, with funds sufficient to pay any transfer tax imposed in connection with such assignment (if any) and upon surrender of this Warrant Certificate to the Company. The Company shall execute and deliver a new Warrant Certificate or Certificates in the form of this Warrant Certificate with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the fully executed Warrant Assignment or other instrument of assignment and, if the Warrant Holder's entire interest is not being transferred to assigned, in the name of the Warrant Holder, and this Warrant Certificate shall promptly be canceled. Any transfer or exchange of this Warrant Certificate shall be without charge to the Warrant Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant Certificate or Certificates issued shall be dated the date hereof. The terms "Warrant" and "Warrant Holder" as used herein include all Warrants into which this Warrant (or any successor Warrant) may be exchanged or issued in connection with the transfer or assignment of this Warrant any successor Warrant) and the holders of those Warrants, respectively.

         8.      Registration of Common Stock; Rule 144.

         The Company hereby agrees that it will file any reports required to be filed by it under the Securities Act, the Exchange Act or the rules and regulations adopted by the Commission thereunder and that it will use all reasonable efforts to cooperate with each Warrant Holder and each holder of Warrant Shares in supplying such information concerning the Company as may be necessary for such Warrant Holder or holder to complete and file any information reporting forms currently or hereafter required by the Commissions as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares. This Company also agrees that it will take such further action, and supply such information (including the information specified by Rule 144A(d)(4) under the Securities Act) as any Warrant Holder may reasonably request to the extent required from time to time to enable the Warrant Holder to sell Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Warrant Holder, the Company will deliver to the Warrant Holder a written statement as to whether it has complied with such reporting requirements.

         Any other provision of this Warrant notwithstanding, the Company shall not be obligated under any circumstances to cause this Warrant to be listed or quoted on NASDAQ National Market System, any national securities exchange or any other trading system or market, or to be registered under the Securities Act.

         9.      Lost, Mutilated or Missing Warrant Certificates.

         Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver a new Warrant Certificate of like tenor and representing the right to purchase the same aggregate number of Warrant Shares. The recipient of any such Warrant Certificate shall reimburse the Company for all reasonable expenses incidental to the replacement of such lost, mutilated or missing Warrant Certificate.

         10.     Successors and Assigns.

         All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

         11.     Notices.

         Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to Objective Communications, Inc., 14100 Park Meadow Drive, Chantilly, Virginia 20151; (b) if to the Warrant Holder, if the Warrant Holder is Adelson Investment Company, addressed to it at 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024; and (c) if to any party, addressed to such address as such party may hereafter specify to the Company, in the case of any communication to be provided by the Company, or to each Warrant Holder, in the case of any communication to be provided by the Warrant Holder, for the purpose of notice hereunder.

         12.     Waivers; Amendments.

         Any provision of this Warrant may be amended, modified or waived with (but only with) the written consent of the Company and the holder or holders of Warrants representing at least 66-2/3% of the shares of Common Stock issuable upon exercise of all outstanding Warrants; provided that no such amendment, modification or waiver shall, without the written consent of the Company and each Warrant Holder, (a) change the number of Warrant Shares issuable upon exercise of the Warrants or the Exercise Price or (b) amend, modify or waive the provisions of this Section 12. Any amendment, modification or waiver effected in compliance with this Section 12 shall be binding upon the Company and each Warrant Holder. The Company shall give notice as soon as reasonably practicable to each Warrant Holder of any amendment, modification or waiver effected in compliance with this Section 12. No failure or delay of the Company or any Warrant Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and each Warrant Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

         13.     Miscellaneous.

                 (a) The Warrant shall not entitle the Warrant Holder, prior to the exercise of the Warrant, to any rights as a shareholder of the Company.

                 (b) The Company shall pay all reasonable expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with the preparation of the warrant, any waiver or consent hereunder or any amendment or modification hereof.

                 (c) In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                 (d) Without limiting the rights of the Company and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties' failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

                 (e) THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

                 (f) The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant will be instituted exclusively in the Delaware Court of Chancery, County of Dover, Delaware, or in the United States District Court, District of Delaware, Wilmington, Delaware,
(b) waives any objection which the Company may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the Delaware State Court of Chancery, County of Dover and the United States District Court for the District of Delaware in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Delaware State Court of Chancery County of Dover or in the United States District Court for the District of Delaware and agrees that service of process upon the Company, mailed by certified mail to the Company's address, will be deemed in every respect effective service of process upon the Company, in any suit, action or proceeding. FURTHER, BOTH THE COMPANY AND THE WARRANT HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS WARRANT.

                 (g) The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed its authorized officer, and its corporate seal to be hereunto affixed, and attested by its Secretary, all as of the day and year first above written.

                                          OBJECTIVE COMMUNICATIONS, INC.


                                          By:
                                              ---------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                 ------------------------------
[Seal]


Attest:


-----------------------------
Title:
       ------------------------

                                                                         ANNEX A


                         FORM OF NOTICE OF EXERCISER


                                                               ___________, 19__

To:      Objective Communications, Inc.

         Reference is made to the Common Stock Purchase Warrant dated August 14, 1996. Terms defined therein are used herein as therein defined.

         The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase _____________ shares of Common Stock, and makes payment herewith in full therefor at the Exercise Price of $_______ in the following form: _____________________________________________
______________________________________.

[If said number of shares is less than all of the shares purchasable hereunder, the undersigned hereby requests that a new Warrant Certificate representing the remaining balance of the shares be registered in the name of __________________ __________________________, whose address is


                       ------------------------------

                       ------------------------------
                                                     ]
                       ------------------------------

         The undersigned hereby represents that it is exercising the warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

                                         [NAME OF WARRANT HOLDER]


                                         By:
                                             ---------------------------------
                                         Name:
                                               -------------------------------
                                         Title:
                                               -------------------------------

                                         [ADDRESS OF WARRANT HOLDER]

                                         ---------------------------------
                                         ---------------------------------

                                                                         ANNEX B

                           FORM OF WARRANT ASSIGNMENT

         Reference is made to the Common Stock Purchase Warrant dated August 14, 1996, issued by Objective Communications, Inc. Terms defined therein are used herein as therein defined.

         FOR VALUE RECEIVED __________________________ (the "Assignor") hereby sells, assigns and transfers all of the rights of the Assignor as set forth in the Common Stock Purchase Warrant dated August 14, 1996, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) an set forth below:

Name(s) of Assignee(s)        Address(es)             Number of Warrant Shares
----------------------        -----------             ------------------------

--------------------------    ---------------------   -------------------------

--------------------------    ---------------------   -------------------------


         All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of shares being hereby assigned is less than all of the shares covered by the Warrant held by the Assignor, then also to the Assignor.

         In accordance with Section 7 of the Warrant Certificate, the Assignor requests that the Company execute and deliver a new Warrant Certificate or Warrant Certificates in the name or names of the assignee or assignees, as is appropriate, or, if the number of shares being hereby assigned is less than all of the shares covered by the Warrant held by the Assignor, new Warrant Certificates in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

         The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated: _____________, 19__

                                         [NAME OF ASSIGNOR]


                                         By:
                                             ----------------------------------
                                         Name:
                                               --------------------------------
                                         Title:
                                                -------------------------------

                                         [ADDRESS OF ASSIGNOR]


                                         --------------------------------------

                                         --------------------------------------